Exhibit 99.1

Shooting the Naked Messengers

By Max Abelson

January 12, 2010 | 7:16 p.m

Last year, a 38-year-old named Judd Bagley found himself on Facebook, looking at the friend lists of reporters from The New York Times, The Wall Street Journal, Bloomberg, Barron’s and Reuters, and of wildly important hedge fund managers like Dan Loeb and David Einhorn.

Eventually creating a fake account, one person led to another. These people were all friends, he saw, and their friends were friends, too. A new chapter of a crusade was born.

Last month, Mr. Bagley, who had spent the past four years trying to show that certain investors are colluding with top journalists to bring down public companies, posted a list that included all these people and thousands of their friends, including their children.

The targeted journalists and investors are not amused. “It says, hey, we know who you are and we know where your family lives,” said Barry Ritholtz, a revered finance blogger whose name and his teenage niece’s were posted. “I would tell you this is a new field for them, and they’ve poked a stick in a hornet’s nest,” he said. “They fucked with New Yorkers’ families. That’s not tolerated in this town.”

As the manager of a resplendently furious Web site called Deep Capture, funded by the chief executive of the liquidated merchandise site Overstock.com, Mr. Bagley has become one of the most important, hazy and disliked figures in a bizarre campaign against an illicit kind of investing called naked short selling.

One problem about last month’s battle is that online friendship doesn’t necessarily prove real-life connections, and real connections happen to be necessary for competent journalism. And yet, even though this wasn’t the right way to start it, a serious argument about the relationship between finance writers, the titans they cover and the regulators that are supposed to be watching it all is worth having. For all their tremendous eccentricities, Mr. Bagley and his anti—naked-shorting movement may be onto something.

DEEP CAPTURE TEACHES that hedge fund managers and Wall Street journalists have become intertwined in a wide web. But the juiciest part of the lore is that there’s a “Sith Lord,” like in Star Wars, at the center of the evil. The Sith Lord turns out to be Sith Lords. “It’s Steven Cohen and Mike Milken, though I’ve never said that to a reporter,” says Patrick Byrne, Overstock’s CEO.

Mr. Cohen is the billionaire whose hedge fund, SAC Capital, has been besieged by recent ties to insider trading, plus a dementedly lurid sex scandal; Mr. Milken is the 1980’s junk bond king whose protégé Leon Black was sued by Mr. Byrne’s father, the former CEO of GEICO. Neither was included on a tally by the Web site Clusterstock of 20 people whose names most commonly came up on the huge Facebook list.

Most of the friends’ names, especially the children’s, were a lot less meaningful. “Posting the name of my 16-year-old son, what did that prove?” said the Barron’s editor Eric Savitz.

Later versions of the list were edited down to just the essentials, and it was a lot more interesting. At best, it’s a starting point for post-collapse questions about the ties between the people who wield power on Wall Street and the writers responsible for watching them. If it’s a good thing that the titanic hedge fund manager Jim Chanos tipped the then—Fortune writer Bethany McLean to the problems at Enron, for example, Deep Capture wants to ask what it means when Mr. Chanos largely steers clear of negative coverage afterwards. As Rolling Stone writer Matt Taibbi has wondered, did shorts and their media contacts have a squalid roll in the fiery collapse of Lehman and Bear Stearns? And if they did, would it be a problem?

JUST BEFORE THANKSGIVING in 2005, Mr. Bagley had an epiphany. “I don’t know how, but I think my life just changed,” he told his wife.

Mr. Bagley was getting into his car after taping a two-hour podcast interview with Mr. Byrne.

When he got home and listened to the tape, it was empty.

He met Mr. Byrne for two more hours of interviews, learning about naked short selling: Mr. Bagley, who’d been a Mormon missionary in Chile; a sidekick called Judd the Stunt Boy on a Salt Lake radio morning show; and a spokesperson for Jeb Bush’s gubernatorial administration, had never heard of it. “I’m a pretty spiritual person, and I have this belief that if you educate your conscience, it will tell you when you’re hearing the truth,” he said recently. “I thought, ‘I don’t understand this thing, but I know he’s telling the truth.’”

If above-board investors short a stock by borrowing shares and immediately selling them off, hoping to later buy and return them again after prices have fallen, naked shorts sell shares without borrowing in the first place. It’s what hedge fund managers have used, Mr. Bryne believes, to bring down companies like his, working with journalists but also government officials, international mobsters and one another. At least, that’s the theory.

Last Wednesday, Mr. Bagley arrived at The Observer wearing a high-school teacher’s blue blazer, green socks, sensible khakis and a band-aid on a pointer finger, raw from being rubbed against his thumb nervously. “I actually kind of wrecked my nail, and this one will snag on things easily, so I just keep a band-aid on there.” It has to do with anxiety about naked shorts. At one point he thought he’d stopped, but his wife told him he was doing it in his sleep.

He is not nervous about tangling with sworn enemies like the former Business Week writer Gary Weiss, or the ex-MarketWatch columnist Herb Greenberg. The night before, he had eaten dinner with Mr. Taibbi, the rabble-rousing Rolling Stone reporter who wrote a seething piece against shorting in October. Afterward, he was looking on a map to get his bearings. “And I saw this little cul-de-sac. I thought, ‘I know I’ve heard of that before.’ And I remembered, ‘That’s right! Gary Weiss lives there. So I just kind of walked down it.”

His movement has near-religious fervor–a vividly particular sense of right and wrong, a passion for spreading the message “and a charismatic leader, frankly,” he said about Mr. Byrne.

In 2006, he left public relations to join Overstock: He became the director of social media and of communications, working at night on a site called Antisocialmedia. Like Dick Fuld, who essentially spent more time complaining about the investors who were betting against Lehman Brothers than fixing his grossly leveraged firm as it failed, Overstock does not enjoy getting into why it’s never recorded an annual profit in its history. (Mr. Byrne, though, said at deadline that the company is about to report its first annual profit. “I’m probably going to get a lot of shit for having said this,” he offered.)

Mr. Bagley takes the fight against Overstock’s critics seriously. “I thought I should tell you that I’ve have known your real identity for a while now,” he wrote one anonymous critic in June 2007. “I don’t want to cause anybody unnecessary harm, but I’m beyond tired of the lies.” That year, Wikipedia blocked 1,000 homes in the Salt Lake area on account of Mr. Bagley, who, an encyclopedia spokesman said, had been trying to promote his business furtively.

In March 2008, Mr. Bagley left Overstock to start Deep Capture. “I put in about $500,000, and I think I made one additional smaller infusion,” Mr. Byrne said. “I give a lot of money away to social causes.”

PUTTING ASIDE THE question of whether naked short selling causes damage, the number of companies whose stocks have a serious amount of so-called failed trades, the clearest sign of naked shorting, has plummeted since reforms enacted in September by the S.E.C. Before then, Overstock had spent more than 650 consecutive days on the government’s list of stocks with the most failed trades. Afterward, it was gone.

As it happens, only one of the four main goals from the early days of Mr. Byrne’s anti-naked fight, forcing short-sellers to actually locate the shares they’ll be borrowing, has yet to be met. It’s likely that it, or something like it, will happen.

Mr. Byrne, meanwhile, soldiers on: In a conversation this week, for example, he offhandedly compared his enemies to Nazis. Overstock, which is dealing with long-standing auditing problems, faces an S.E.C. investigation into its financial disclosures.

“It’s like a guy leaping off the Empire State Building, and he hits the pavement, and it turns out he also has high cholesterol,” Mr. Ritholtz said. “When they do the autopsy, I don’t think they’ll give a fuck about the high cholesterol. Naked shorting is the high cholesterol.”